Consent of Independent Registered Public Accounting Firm
As the independent registered public accountants of Camden National Corporation and Subsidiaries, we hereby consent to the incorporation by reference in the registration statement (No. 333-164475) on Form S-3 and the registration statements (Nos. 333-181726, 333-108214, 333-106403, 333-68598 and 333-95157) on Form S-8 of our report dated March 12, 2014, with respect to the consolidated statements of condition of Camden National Corporation and Subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Camden National Corporation.

/s/ Berry Dunn McNeil & Parker, LLC

Berry Dunn McNeil & Parker, LLC

Bangor, Maine
March 12, 2014